UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6320 Quadrangle Drive, Suite 360, Chapel Hill, NC	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2014, Cempra, Inc. entered into an Amendment No. 3 to Loan and Security Agreement (“Amendment No. 3”) with Hercules Capital Funding Trust 2012-1 (“Hercules Trust”) and Hercules Technology Growth Capital, Inc. (“HTGC” and, together with Hercules Trust, “Hercules”), pursuant to which Hercules agreed to provide us with additional credit of $3.0 million upon our request, provided we meet all conditions precedent to requesting an advance. Hercules also agreed to extend the period during which we will be required to make interest only payments by one year to May 31, 2015. We paid Hercules a facility charge of $30,000 at closing. All other terms of the Loan and Security Agreement, as previously amended, remain in full force and effect, without any modification.

The foregoing is a summary of the terms of Amendment No. 3 and does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3, a copy of which is attached hereto as Exhibit 10.23 and is incorporated by reference herein.

Item 8.01. Other Events.

On March 27, 2014, we issued a press release announcing our presentation of a late-breaker on solithromycin reducing inflammation in an animal model for cancer chemotherapy-induced lung injury. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.23	Amendment No. 3 to Loan and Security Agreement, dated March 27, 2014, by and among Cempra, Inc., and each of its subsidiaries signatory thereto, and Hercules Capital Funding Trust 2012-1, as a lender and Hercules Technology Growth Capital, Inc., as a lender and as an agent for the lenders.

99.1	Press release dated March 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: April 2, 2014	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer